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                                                                 Exhibit 10.14
                              BUSINESS AGREEMENT

     BUSINESS AGREEMENT, dated as of September 4, 1998, by and among Phymatrix Corp., a Delaware corporation ("Phymatrix"), Abraham D. Gosman ("Gosman") Dasco Development Corporation, a Florida corporation ("Dasco"), Dasco Development West, Inc. a California corporation ("Dasco West", together with Dasco, the "Dasco Companies"), The Rendina Companies, Inc., a Florida corporation, The Rendina Companies West, Inc., a California corporation (collectively, the "Rendina Companies"), and Bruce A. Rendina ("Rendina");

                                  RECITALS

     WHEREAS, the Dasco Companies and the Rendina Companies are each engaged in the development of medical real estate projects;

     WHEREAS, Rendina formerly was an officer and director of Phymatrix and the Dasco Companies and previously engaged in such development as an officer of the Dasco Companies;

     WHEREAS, Rendina currently is a shareholder of Phymatrix;

     WHEREAS, the standard practice of the parties has been, and is, for Rendina to have sole voting power with respect to the controlling general partner of each limited partnership that owns and develops a medical real estate project, which limited partnership, upon funding of the construction loan for the Project, pays development and marketing fees to a development company for the project;

     WHEREAS, Rendina has resigned from Phymatrix and the Dasco Companies and has established Rendina Companies;

     WHEREAS, Phymatrix, the Dasco Companies and Gosman on the one hand (the "Phymatrix Parties"), and the Rendina Companies and Rendina on the other hand, (the "Rendina Parties"), desire to cooperate and define their rights and obligations with respect to certain medical development projects identified in this Agreement, and to resolve all other issues that may arise from the resignation of Rendina from Phymatrix and the Dasco Companies and the formation and operation of Rendina Companies, including competition between the Rendina Parties and the Phymatrix Parties;

     WHEREAS, the parties desire to enter into this Business Agreement on all of the other terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby acknowledge the accuracy of the above recitals and agree as follows:

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                                  ARTICLE I
                             CERTAIN DEFINITIONS

SECTION 1.1 DEFINITIONS. Unless the context requires otherwise, the following terms shall have the meanings set forth below:

     "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation of any nature in any forum or jurisdiction.

     "AFFILIATE" means with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. The term "control" (including correlative terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of such Person, whether through the ownership of voting securities, ability to elect directors to such Person's board of directors or similar governing body, by contract, or otherwise; PROVIDED, HOWEVER, that any Person in which a specified Person owns less than twenty-five percent (25%) of such Person's capital stock shall not be deemed to be an Affiliate unless the specified Person has the power to elect a majority of such other Person's directors or similar governing body or has the power to control such other Person's operations and policies through contract or other agreement.

     "AGREEMENT" means this Business Agreement.

     "CLAIM" means any and all claims, actions, causes of action, or other written notice alleging potential liability.

     "DEVELOPMENT AGREEMENT" means a development agreement, project agreement, project development agreement, business development agreement or similar agreement for the development and/or construction of a Project.

     "DIRECT EXPENSES" means all direct out-of-pocket expenses paid to Third Parties by Phymatrix or the Dasco Companies in connection with a Shared Fee Project or a Rendina Project if (i) such expenses have been incurred or contractually committed as of the date hereof or (ii) are incurred with the Rendina Companies' written consent and the written consent of the development partnership (or the functional equivalent thereof) after the date hereof. Direct Expenses shall not include internal labor costs, overhead expenses, or other indirect expenses of Phymatrix or the Dasco Companies.

     "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

     "GOVERNMENTAL ENTITY" means any government or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency, federal, state, local or foreign.

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             "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, results of operations or financial condition of a specified business or a Person, as the case may be.

             "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Entity.

             "PROJECT" means the construction and/or development of a medical real estate property.

             "PROJECT FEES" means all development fees, construction management fees and marketing/leasing fees attributable to a Project as set forth in a Development Agreement.

             "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company or partnership of which such Person owns, either directly or through its Subsidiaries or Affiliates, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such corporation or (ii) the capital or profit interests therein in the case of a partnership.

             "THIRD PARTY" means with respect to any Person, any other Person who is not an Affiliate of such Person.

SECTION 1.2  INTERPRETIVE PRINCIPLES.

             For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

             (ii) accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP;

             (iii) references herein to "Articles," "Sections,"
"Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

             (iv)  a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

             (v) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

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            (vi)  the term "include" or "including" shall mean "including without limitation;" and

            (vii) the exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                                  ARTICLE II
                                   AGREEMENT

SECTION 2.1 AGREEMENT. The Rendina Parties on the one hand, and Phymatrix Parties on the other, shall, as between each other, share fees with respect to certain Projects and pursue certain other Projects on an exclusive basis on the applicable terms and conditions of this Agreement.

SECTION 2.2 DASCO PROJECTS. Each Project listed on Exhibit A (the "Dasco Projects") shall be pursued subject to the terms and conditions of this
Section 2.2.

            (a) As between the Rendina Parties and the Phymatrix Parties, the Dasco Companies shall have the exclusive right to pursue serving as the developer of each Dasco Project and the Dasco Companies shall have the right to receive one-hundred percent (100%) of all Project Fees with respect to Dasco Projects. The Rendina Companies shall have no claim to any of the Project Fees payable, or any benefit of any other nature, with respect to any Dasco Project and hereby waive absolutely and irrevocably all claims to such Project Fees and any other benefits of any nature.

            (b) Gosman shall have the right to allocate the equity interests in the general partner (or the functional equivalent thereof) with respect to the Dasco Projects and Rendina Parties shall have no claim to such interests.

            (c) The Rendina Parties agree not to compete to become the developer of, interfere in the Dasco Companies development of, or claim any interest in, any Dasco Project.

SECTION 2.3 SHARED FEE PROJECTS. Each Project listed on Exhibit B (the "Shared Fee Projects") shall be pursued subject to the terms and conditions of this Section 2.3.

            (a) As between the Phymatrix Parties and the Rendina Parties, the Rendina Companies shall have the exclusive right to pursue serving as the developer of each Shared Fee Project, the Rendina Companies shall be entitled to twenty-five percent (25%) of the Project Fees actually received for each Shared Fee Project and the Rendina Companies and the Dasco Companies shall share equally all remaining Project Fees actually received for Shared Fee Projects. Project Fees for Shared Fee Projects shall be distributed in the following order of priority:

                 (i) The Rendina Companies shall retain all Project Fees until Rendina Companies actually receives twenty-five (25%) of the

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                 projected Project Fees provided for in the Development
                 Agreement (the "Projected Project Fees");

          (ii) thereafter the Rendina Companies shall remit to the Dasco Companies fifty percent (50%) of the remaining Project Fees actually received by the Rendina Companies with respect to such Shared Fee Projects within ten (10) business days of the actual receipt of such Project Fees;(1)

          (iii) if the sum total of all Project Fees actually received by the Rendina Companies ("Actual Project Fees") is greater or lesser than the Projected Project Fees either the Dasco Companies or the Rendina Companies, as the case may be, shall remit to the other party such amount so that the total payments received by each party pursuant to this
                 Section 2.3(a) reflects the amount that the parties would have received had the Projected Project Fees equaled the Actual Project Fees. Any reconciliation payment required to be made by the Rendina Companies pursuant to this subsection shall be made within five (5) business days of actual receipt of the final Project Fee, and any reconciliation payment required to be made by the Dasco Companies pursuant to this subsection shall be made within five (5) business days of receipt of a request for payment from the Rendina Companies.(2)

          (iv) If the Rendina Companies return all or any portion of the Project Fees at any time to any Person, whether as a result of legal process or otherwise, the Dasco Companies shall within ten (10) business days of receipt of notice remit to the Rendina Companies fifty percent (50%) of the amount so returned not to exceed the amount of Project Fees received by the Dasco Companies.

----------------

(1) By way of example, if the Development Agreement provides for $400,000 in Projected Fees with respect to a Project, the Rendina Companies shall be entitled to retain the first $100,000 of Project Fees received from such Project and thereafter, the remaining $300,000 shall be shared, as received, on an equal basis.

(2) By way of example, if the Projected Projects Fees are $400,000 and the Actual Project Fees are $360,000, then the Rendina Companies shall be entitled to a total of $225,000, i.e. $90,000 (25% of $360,000) plus $135,000
(50% of the difference between $360,000 and $90,000). By way of further example, if the Projected Project Fees are $400,000 and the Actual Project Fees are $440,000 then the Rendina Companies shall be entitled to a total of $275,000, i.e. $110,000 (25% of $440,000) plus $165,000 (50% of the difference between $440,000 and $110,000).

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          (v)    The Phymatrix Parties will look only to the Rendina Companies for Project Fees and any and all other claims with respect to Shared Fee Projects. The Phymatrix Parties shall not communicate with, nor make a claim against, any hospital, hospital system or any other Person with respect to a Shared Fee Project without the prior written consent of the Rendina Companies.

     (b) Rendina or his designees and Gosman or his designees shall share equally the equity interests in the general partner (or the functional equivalent thereof) with respect to Shared Fee Projects, PROVIDED, HOWEVER, that Rendina or his designees shall own all of the equity (including voting) interests in the controlling general partner of such Project, the Gosman interests shall be non-voting limited partner interests and Rendina shall have the sole discretion with respect to Project structure and negotiation and execution of the Development Agreement and all Project-related agreements.

     (c) The Rendina Parties on the one hand, and the Phymatrix Parties on the other, agree that they shall not circumvent the agreements set forth in this Section 2.3.

     (d) In the event that a closing of a construction loan to develop the Lauderdale Lakes Project or the Hialeah Project shall not have occurred within six (6) months after the execution of this Agreement, each such Project for which such construction loan has not closed shall no longer be considered a Shared Fee Project and each party shall have the right to pursue such Project in accordance with Section 2.5 of this Agreement.

     (e) GUARANTEE In the event that one or more of the Rendina Parties guarantees any debt or obligation relating to a Shared Fee Project (a "Guarantee"), then Phymatrix and the Dasco Companies shall also guarantee such debt or obligation on the same terms and conditions as the Rendina Parties in form and substance satisfactory to the lender with respect to such Shared Fee Project, PROVIDED, THAT, if Rendina provides a Guarantee, then in addition to Phymatrix and the Dasco Companies providing such a corresponding Guarantee, the equity interests of Gosman and his designees, if any, in the general partner (or functional equivalent thereof) of the relevant Project shall, pursuant to a written pledge agreement, commercially reasonable in form and substance, and applicable financing statements, each to be executed and delivered to Rendina simultaneously with the execution and delivery of such Guarantee, be pledged to Rendina to secure payment to the Phymatrix and the Dasco Company's Guarantee and such security interest shall be a valid and enforceable first priority security interest free of any claims, liens or encumbrances of any nature (the "Pledge").

     The Rendina Parties shall notify the Phymatrix Parties in writing of the terms and conditions of any proposed Guarantee. The Phymatrix Parties shall irrevocably notify the Rendina Companies in writing within five (5) business days of receipt of such notice of the intent of the relevant Phymatrix Parties to provide the Guarantee and Pledge contemplated by this Section 2.3(e). The relevant Phymatrix Parties or Party will thereafter execute and deliver to

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Rendina a Guarantee, and Gosman and his designees will execute and deliver to
Rendina the pledge agreement and financing statements, all simultaneously with the execution of the corresponding Guarantee by the relevant Rendina Party or Parties. The Shared Fee Project to which a Guarantee relates shall be deemed to be a Rendina Project effective immediately if (i) the Phymatrix Parties decline to provide a Guarantee or Pledge required by this Section
2.3, or (ii) the Phymatrix Parties fail to notify irrevocably the Rendina Parties in writing within the five (5) business day notice period of their intent to provide such Guarantee.

     A Guarantee provided by any Phymatrix Party pursuant to this Section 2.3(e) shall be equal in rank with the corresponding Guarantee by a Rendina Party and as between each other, the relevant Phymatrix Parties and Rendina Parties providing the Guarantee shall each be liable for and shall pay to the other party or parties (in contribution or otherwise), either directly or by reimbursement, fifty percent (50%) of any amount due and payable under the Guarantee. Any payment required under this Section 2.3(e) shall be paid within five (5) business days of receipt of a written demand for payment. The Guarantees provided by the Rendina Parties on the one hand and the Phymatrix Parties on the other pursuant to this Section 2.3(e) shall be joint and several, PROVIDED, HOWEVER, that such Guarantees may be several with each side liable for fifty (50) percent of the total amount guaranteed if so permitted by the Person receiving the Guarantee. Nothing contained herein shall be construed to obligate any Rendina Party to provide any guarantee of any nature.

SECTION 2.4 RENDINA PROJECTS. Each project listed on Exhibit C (the "Rendina Projects"), shall be pursued subject to the terms and conditions of this
Section 2.4.

     (a) As between the Rendina Parties and the Phymatrix Parties, the Rendina Companies shall have the exclusive right to pursue serving as developer of each Rendina Project and shall have the right to receive one-hundred percent (100%) of all Project Fees with respect to Rendina Projects. The Phymatrix Parties shall have no claim to any of the Project Fees payable or any other benefits of any nature with respect to any Rendina Project and hereby waive absolutely and irrevocably all claims to any Project Fees and any other benefits of any nature.

     (b) Rendina shall have the right to allocate one-hundred percent (100%) of the equity interest in the general partner (or the functional equivalent thereof) with respect to the Rendina Projects and the Phymatrix Parties shall have no claim to such interests.

     (c) The Phymatrix Parties agree not to compete to become the developer of, interfere in the development of, or claim any interest in, any Rendina Project.

SECTION 2.5 OTHER PROJECTS. Notwithstanding any other provision of this Agreement, the Phymatrix Parties and the Rendina Parties shall each have the right to pursue any medical real estate development project or opportunity or any other business opportunity or project not specifically identified as a Project on Exhibit A, B or C of this Agreement (including projects with hospital systems identified on Exhibits A, B or C of this Agreement) and each party hereby expressly disclaims any claim with respect to or interest in any such project or

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opportunity, including any claim relating to any proprietary right, trademark, confidential information or any intellectual property right.

SECTION 2.6 DIRECT EXPENSES. If the Rendina Companies execute a binding Development Agreement for a Rendina Project or a Shared Fee Project, the Rendina Companies shall on condition that the construction loan for such Rendina Project or Shared Fee Project closes and the loan proceeds are released from escrow, reimburse the Phymatrix Parties for reasonable Direct Expenses incurred with respect to such Project, PROVIDED, THAT, the (i) Rendina Companies receive invoices and other documentation evidencing such expenses and the payment thereof reasonably satisfactory to the Rendina Companies, and (ii) within ten (10) business days of this Agreement, the work product in the possession or control of Phymatrix or any Dasco Company as of the date of this Agreement and within ten (10) business days of the receipt of any work product received by the Phymatrix or any Dasco Company after the date of this Agreement, Phymatrix and the Dasco Companies assign in writing all right, title and interest in, and physically delivers to, the Rendina Companies all work product resulting from any Direct Expense for which Phymatrix or the Dasco Company seeks reimbursement. The failure of the Phymatrix Parties to satisfy the conditions set forth in clauses (i) and (ii) above shall constitute their irrevocable waiver of any claim for Direct Expenses with respect to such work product. Reimbursement of Direct Expenses shall be not be credited toward payment of any Project Fee required to be made to Phymatrix or the Dasco Companies pursuant to this Agreement. After the date of this Agreement, the Phymatrix Parties shall incur no Direct Expense for any Rendina Project or Shared Fee Project without the prior written approval of the Rendina Companies and the development partnership (or the functional equivalent thereof). The Phymatrix Parties hereby irrevocably authorize all Third Parties involved in the creation of work product for which Direct Expenses are sought to deliver such work product and related information to the Rendina Companies and otherwise deal directly with their Rendina Companies, and will in each instance upon request promptly confirm such authorization in writing.

SECTION 2.7 NO REPRESENTATION. No representation or warranty is made by any party to this Agreement that a Development Agreement will be executed, or that the closing of a construction loan or other permanent financing arrangement will occur, for any Project described in this Section 2.

SECTION 2.8 DURATION. If a Development Agreement has not been executed, nor the closing of a construction loan or other permanent financing arrangement occurred with respect to any Rendina Project or any Dasco Project within twenty (20) months from the date of this Agreement, then with respect to each such Project only, such Project shall no longer be considered a Rendina Project or a Dasco Project as the case may be, and all parties shall have the right to pursue such Project on the terms and conditions set forth in Section 2.5.

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                               ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE PHYMATRIX PARTIES

      Each of the Phymatrix Parties hereby, jointly and severally, represents and warrants to each of the Rendina Parties as follows:

SECTION 3.1 ORGANIZATION. Phymatrix and each of the Dasco Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is not being conducted or presently proposed to be conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not, individually or in aggregate, have a Material Adverse Effect on its business, assets, liabilities, results of operations or financial condition or any transaction contemplated by this Agreement.

SECTION 3.2 AUTHORITY. Each of the Phymatrix Parties has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Phymatrix and the Dasco Companies and the consummation by Phymatrix and the Dasco Companies of the transactions contemplated hereby have been duly authorized by their respective Boards of Directors and such minutes or other evidence of authorization has been delivered to the Rendina Parties, and no other corporate or other proceedings on the part of such parties are necessary to authorize this Agreement or the transactions contemplated hereby. Gosman has the legal capacity to execute this Agreement. This Agreement has been duly and validly executed and delivered by each of the Phymatrix Parties and (assuming this Agreement constitutes a valid and binding obligation of the Rendina Parties) constitutes a valid and binding agreement of each of the Phymatrix Parties, enforceable against such parties in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

SECTION 3.3 CONSENTS AND APPROVALS. Except where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or materially delay consummation of the transactions contemplated by this Agreement, or otherwise prevent or materially delay the performance by any Phymatrix Party of its obligations under this Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Phymatrix Parties and the consummation of the transactions contemplated by this Agreement.

SECTION 3.4 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the Certificate or Articles of Incorporation, as the case may be, or the By-Laws of Phymatrix or the Dasco Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) as default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension

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or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which any Phymatrix Party is a party or by which it or any of its properties or assets may be bound or affected, (iii) result in a violation or breach of any other duty or obligation owed by any Phymatrix Party to any other Person or by which such Phymatrix Party is bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Phymatrix Party or any of its properties or assets, except, in the case of clauses
(ii), (iii), and (iv), for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not, individually or in the aggregate, have a Material Adverse Effect on the ability of any Phymatrix Party to perform its obligations under this Agreement, or impair the effectiveness of any waiver or release made by the Phymatrix Parties under this Agreement, without loss to the Rendina Parties.

SECTION 3.5 LITIGATION. There is no Action (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of any Phymatrix Party, threatened against or affecting any Phymatrix Party, the outcome of which, in the reasonable judgment of the Phymatrix Parties, is likely, individually or in the aggregate, nor is there any judgment, decree, injunction, rule, or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any Phymatrix Party that, insofar as can reasonably be foreseen, would have a Material Adverse Effect on any Phymatrix Party, or would in any manner impair the ability of any Phymatrix Party to perform its obligations hereunder or in connection with the transactions contemplated by this Agreement.

                                  ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE RENDINA PARTIES

     Each of the Rendina Parties, jointly and severally, represents and warrants to each of the Phymatrix Parties as follows:

SECTION 4.1 ORGANIZATION. Each of the Rendina Companies is a corporation validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in aggregate, have a Material Adverse Effect on the business, assets, liabilities, results or operations or financial condition of the Rendina Parties or any transaction contemplated by this Agreement.

SECTION 4.2 AUTHORITY. Each of the Rendina Companies has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Rendina Companies and the consummation by it of the transactions contemplated hereby have been duly authorized by their respective Board of Directors and evidence of such authorization has been delivered to the Phymatrix

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Parties, and no other corporate or other proceedings on the part of the
Rendina Companies are necessary to authorize this Agreement or the transactions contemplated hereby. Rendina has the legal capacity to execute this Agreement. This Agreement has been duly and validly executed and delivered by each of the Rendina Parties and (assuming this Agreement constitutes a valid and binding obligation of each of the Phymatrix Parties) constitutes a valid and binding agreement of each of the Rendina Parties, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

SECTION 4.3 CONSENTS AND APPROVALS. Except where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or materially delay consummation of the transactions contemplated by this Agreement, or otherwise prevent or materially delay the Rendina Parties' performance of its obligations under this Agreement, no filing with, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution, delivery and performance of this Agreement by the Rendina Parties and the consummation of the transactions contemplated by this Agreement.

SECTION 4.4 NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in any breach of any provisions of the Certificate or Articles of Incorporation, as the case may be, or By-Laws of the Rendina Companies, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which any Rendina Party is a party or by which such party or any of the Rendina Parties may be bound or affected, (iii) result in a violation or breach of any other duty or obligation owed by any Rendina Party to any other Person or by which such Rendina Party is bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any Rendina Party or any of its properties or assets, except in the case of clauses, (ii), (iii) and (iv) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not individually or in the aggregate, have a Material Adverse Effect on the ability of any Rendina Party to performs its obligations under this Agreement, or impair the effectiveness of any waiver or release made by the Rendina Parties under this Agreement, without loss to the Phymatrix Parties.

SECTION 4.5 LITIGATION. There is no Action (whether at law or equity, before or by any federal, state or foreign commission, court, tribunal, board, agency or instrumentality, or before any arbitrator) pending or, to the knowledge of any Rendina Party, threatened against or affecting the Rendina Parties the outcome of which, in the reasonable judgment of the Rendina parties, is likely, individually or in the aggregate, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any Rendina Party that, insofar as can reasonably be foreseen, would have a

Material Adverse Effect or would in any manner impair the ability of the Rendina Parties to perform their obligations hereunder or in connection with the transactions contemplated by this Agreement.

                                  ARTICLE V
                             ADDITIONAL AGREEMENTS

SECTION 5.1  RELEASE.

           (a) Each of the Phymatrix Parties, collectively and individually, irrevocably waives and releases now and forever, and will not maintain or assert, any claims, counterclaims, setoffs or Actions of any kind or nature whatsoever, whether now known or unknown and whenever discovered against any Rendina Party, its directors, officers, employees (including the former employees of the Dasco Companies listed on Exhibit D hereto (the "Employees")), agents, attorneys, legal representatives (including Lawrence
B. Juran, Mark Nussbaum and Lawrence B. Juran, P.A.), successors, or assigns, directly or indirectly arising out of, based upon, or in any manner connnected with, any Prior Related Event.

           (b) Each of the Rendina Parties, collectively and individually, irrevocably waives and releases now and forever, and will not maintain or assert, any claims, counterclaims, setoffs or Actions of any kind or nature whatsoever, whether now known or unknown and whenver discovered against any Phymatrix Party, its directors, officers, employees, agents, attorneys, legal representatives, successors, or assigns, directly or indirectly arising out of, based upon, or in any manner connected with, any Prior Related Event, PROVIDED, HOWEVER, that this Agreement shall not be construed to limit, restrict, modify or amend any right (i) of Rendina or any Employee to indemnification as a result of prior service as a director, officer, employee or agent of any Phymatrix Party subject to applicable law and the organizational documents of the Phymatrix Parties, (ii) of Rendina or any Employee to any benefit that now or hereafter may be due as a result of Rendina's or such Employee's relationship with any Phymatrix Party, including without limitation, unpaid wages, employee benefits, distribution of 401(k) account balances, unreimbursed expenses or any other employee benefit, or
(iii) that Rendina may have relating to or arising from his ownership of shares of Phymatrix as a member of the class of shareholders generally; provided, however, that Rendina may not exercise such right in violation of
Section 5.5 of this Agreement

           (c) As used herein, "Prior Related Event", shall mean any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type related in any way to (i) the parties' business and emmployment activities prior to the date hereof, or (ii) relationships relating to the matters covered by this Agreement prior to the date hereof. The release contained herein shall not be construed to release any party from liability for any acts after the date hereof nor shall this release constitute an admission by any party of any liability for any matter or as a precedent upon which liability may be asserted.

           (d) This Section 5 shall not be construed to limit the force or effect of the Other Agreements (as defined in Article 8)

     (e) If requested by any Rendina Party, any Phymatrix Party shall execute and deliver an individual release to any Person released pursuant to subsection (a) above and if requested by any Phymatrix Party, any Rendina Party shall execute and deliver an individual release to any Person released pursuant to Subsection (b) above.

     (f) Nothing contained herein shall amend, alter, restrict or affect in any manner any right or obligation with respect to indemnification or otherwise that a general partner of a Project may have based on law or the relevant Project documents and this Agreement shall not grant a general partner of a Project any additional indemnification rights.

SECTION 5.2 FILES. The Phymatrix Parties agree at their sole expense to deliver to the Rendina Companies all files in the possession of or controlled by any Phymatrix Party relating to the Shared Fee Projects, the Rendina Projects and the projects or entities listed on Exhibit E within two (2) business days from the date hereof. The Phymatrix Parties agree to deliver to the Rendina Companies files in the possession of or controlled by any Phymatrix Party relating to the Phymatrix Projects necessary for any Rendina Party to perform its obligations or exercise its rights hereunder immediately upon the reasonable request of any Rendina Party. The Phymatrix Parties shall have the right at their own expense to copy any document delivered pursuant to this Section solely for the use of such party in the performance of its obligations and the exercise of its rights hereunder.

SECTION 5.2  PUBLIC ANNOUNCEMENTS.

     (a) Each of the Phymatrix Parties on the one hand, and the Rendina Parties on the other, agrees that it will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other side (which approval will not be unreasonably withheld). Notwithstanding the above, each party may disclose the terms of this Agreement as may be required by law, provided, that the disclosing party informs and consults with the other party prior to such disclosure to the extent permitted by law and promptly informs the other party of the basis and nature of the required disclosure.

     (b) Notwithstanding subsection (a), the Phymatrix Parties on the one hand, and the Rendina Parties on the other hand, agree to cooperate to inform the partnerships, hospitals, physicians and other Persons customarily involved in Projects of the terms of this Agreement to the extent required or desirable for the relevant party to pursue a Phymatrix Project, Shared Fee Project or Rendina Project, as the case may be, including through the issuance of joint letters to such Persons, including the letters attached as Exhibit F as to Shared Fee Projects which shall be issued simultaneously with the execution of this Agreement.

SECTION 5.4 NON-DISPARAGEMENT. Each Phymatrix Party on the one hand, and each Rendina Party on the other hand, agrees that it will not in any way, directly or indirectly, in public, in private, to any Person (including but not limited to any communications with the press or other media), criticize of disparage the performance, competency, or ability of a Rendina Party or

Phymatrix Party, as applicable, its subsidiaries or affiliates, or the officers, directors, employees, or agents, whether in their employment or personal capacities, at any time after the execution of this Agreement.

SECTION 5.5 NO CAUSE OF ACTION. Rendina hereby agrees not to bring any claim, suit or cause of action, whether on an individual or class basis, Phymatrix or the Dasco Companies in his capacity as a shareholder of Phymatrix for any event or omission that occurred prior to June 16, 1998 of which Rendina was aware as of such date, provided, that, Rendina is expressly permitted to exercise all rights that Rendina may have relating to or arising from his ownership of shares of Phymatrix as a member of the class of shareholders generally, including any right that may result from a class action, claim, suit or cause of action against Pymatrix or the Dasco Companies brought or initiated by a shareholder of Phymatrix other than Rendina.

SECTION 5.6 FURTHER ASSURANCE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the date of this Agreement any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of the parties, Gosman and Rendina shall take all such necessary action. Each Party shall use commercially reasonably best efforts to encourage the partnerships, hospitals and other relevant Persons not a party to this Agreement to cooperate with the implementation of this Agreement.

                                  ARTICLE VI
                               INDEMNIFICATION

SECTION 6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and covenants of each of the parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement (except as otherwise provided therein), shall be deemed to be material and to have been relied upon, notwithstanding any investigation made by any party, shall survive indefinitely and, except as otherwise specifically provided in this Agreement, shall remain operative and in full force and effect.

SECTION 6.2  INDEMNIFICATION.

     (a) Phymatrix and each of the Dasco Companies shall indemnify and hold harmless each Rendina Party and its Affiliates (other than as set forth in subsection (c)(ii) of this Section), officers, directors, stockholders, employees, agents and successors and assigns at all times after the date of this Agreement from and against: any and all loss, cost, liability, damage and expense (including legal and other expenses incident thereto) to the extent not covered by insurance (each a "Loss" and, collectively, "Losses") arising out of or resulting from (i) any inaccuracy, misrepresentation or breach of any representation, warranty, covenant or agreement of such party under this Agreement, the exhibits hereto or other certificates, documents or instruments delivered in connection herewith, (ii) fees, expenses and other costs incurred in the defense of any cause of action or claim brought by, in the name of or on behalf of any Phymatrix Party with respect to any Prior Related Event or the negotiation, execution, or consummation of this Agreement; and (iii) claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including legal and other expenses incident thereto) incident to any of the foregoing.

     (b) The Rendina Companies shall indemnify and hold harmless each Phymatrix Party and its Affiliates (other than as set forth in subsection
(c)(ii) of this Section), officer, directors, stockholders, employees, agents and successors and assigns at all times after the date of this Agreement from and against any Losses arising out of our resulting from (i) any inaccuracy, misrepresentation or breach of any representation, warranty, covenant or agreement of such party under this Agreement, the exhibits hereto or other certificates, documents or instruments delivered in connection herewith, and
(ii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including legal and other expenses incident thereto) incident to any of the foregoing.

     (c) Notwithstanding any other provision of this Section 6.2, nothing set forth herein shall (i) preclude any party from maintaining nor preclude any indemnification provided under this Section 6.2, with respect to any claim or action, alleging a breach of this Agreement against any other party hereto, or (ii) amend, alter, restrict or affect in any manner any right or obligation with respect to indemnification or otherwise that a general partner of a Project may have based on law or the relevant Project documents and this Agreement shall not grant a general partner of a Project any additional indemnification rights.

SECTION 6.3  INDEMNIFICATION PROCEDURES.

     (a) If at any time a Person entitled to indemnity under Section 6.2 (the "INDEMNITEE") shall receive notice of any state of facts that may result in a Loss of the type described in Section 6.2, the Indemnitee shall promptly give written notice (a "NOTICE OF CLAIM") to the Person obligated to provide indemnity hereunder (the "INDEMNITOR") of the discovery of such potential or actual Loss. A Notice of Claim shall set forth (A) a brief description of the nature of the potential or actual Loss and (B) to the extent then feasible the total amount of Loss anticipated (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Payment of the amount of Loss due the Indemnitee as set forth in a Notice of Claim shall be made by the Indemnitor no later than the thirtieth (30th) day after the date of the Notice of Claim (or such later date as the Indemnitor receives written notice that an actual Loss has occurred). The Indemnitee's failure to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any claim by the Indemnitee against the Indemnitor for indemnification, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnitor to defend against or reduce its liability.

     (b) If the Indemnitor shall reject any Loss as to which a Notice of Claim is sent by the Indemnitee, the Indemnitor shall give written notice of such rejection to the Indemnitee within thirty (30) days after the date of receipt of the Notice of Claim. Upon such rejection, the parties shall attempt in good faith to resolve any disagreement.

     (c) If any Notice of Claim relates to any claim made against an Indemnitee by a third person, the Notice of Claim shall state the nature, basis and amount of such claim. The Indemnitor shall have the right, at its election, by written notice given to the Indemnitee to assume the defense of the claim as to which such notice has been given. Except as provided in the next sentence, if the Indemnitor so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the Indemnitee reasonably informed of the status of such defense, and the Indemnitee shall cooperate fully with the Indemnitor in the defense of such claim and may participate at it own expense, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnitee shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnitor does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith (after having so elected), the Indemnitee may assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion, provided that the Indemnitor shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

                                  ARTICLE VII
                                REPRESENTATIVES

     The Rendina Parties hereby appoint Patrick DiSalvo or such other Person as Rendina may designate from time to time, as their representative with respect to any dispute, controversy, claim or disagreement between or among any of the parties hereto arising from, relating to or in connection with this Agreement ("Dispute"). The Phymatrix Parties hereby appoint Fred Leathers as their representative with respect to any Dispute. In the event of a Dispute, the representatives shall attempt in good faith to amicably resolve the Dispute within five (5) business days without the necessity of any formal legal proceeding. If the representatives have not resolved such Dispute within such five (5) business day period, either representative shall have the right to present the Dispute to the chief executive officers (or functional equivalent) of Phymatrix and the Rendina Companies, who shall meet (by conference telephone call or in person at a mutually agreeable site) within 72 hours after notification of such Dispute and attempt in good faith to resolve the Dispute within five (5) business days prior to initiation of any formal legal proceeding. This Article VII shall not prohibit any party from seeking a temporary injunction or other provisional order or relief at any time to protect its business interests, assets or to ensure enforcement of any possible claim.

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

                                 ARTICLE VIII
                               OTHER AGREEMENTS

     Notwithstanding any other provision of this Agreement, any agreement, contract or understanding that involves Gosman, Rendina, and/or any entity in which Rendina or Gosman is involved other than Dasco, Dasco West, Phymatrix or the Rendina Companies (the "Other Agreements") shall not be amended, modified, limited, altered or restricted in any way by this Agreement and all Other Agreements shall remain in full force and effect after execution of this Agreement.

                                  ARTICLE IX
                              GENERAL PROVISIONS

SECTION 9.1 NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given (a) in the case of a facsimile transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission (provided that such transmission is received by 5:00 p.m. on a business day; otherwise, such transmission shall be deemed to have been received on the next business day); (b) in the case of delivery by a standard overnight carrier, upon the date of delivery indicated in the records of such carrier; or (c) in the case of delivery by hand, when delivered by hand addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

     If to the Rendina Parties, to:

          Bruce A. Rendina
          222 Lakeview Avenue
          17th Floor
          West Palm Beach, Florida 33401
          Telefax: (561) 655-8168

          with a copy to:

          Wilmer, Cutler & Pickering
          2445 M Street, N.W.
          Washington, D.C. 20037
          Attention: Russell J. Bruemmer, Esq.
          Telefax: (202) 663-6363

     If to Phymatrix Parties:

          Phymatrix Corp.
          777 S. Flagler Drive
          Suite 1000E
          West Palm Beach, FL 33401
          Attention: Abe Gosman
          Telefax: (561) 833-7175

          with a copy to:

          Fred Leathers
          777 S. Flagler Drive
          Suite 1000E
          West Palm Beach, FL 33401
          Telefax: 781-416-2776

                and

          Michael J. Bohnen, Esq.
          Nutter, McClennen & Fish, LLP
          One International Place
          Boston, Massachusetts 02110-2699
          Telefax: (617)-310-9285

SECTION 9.2 DESCRIPTIVE HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.3 ENTIRE AGREEMENT ASSIGNMENT. This Agreement (including the Exhibits hereto) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Other Agreements which shall remain in full force and effect) written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto and (b) shall not be assigned by operation of law or otherwise. Notwithstanding the preceding sentence, the Phymatrix Parties shall have the right to assign on a pass-through basis their beneficial interest in amounts due to the Phymatrix Parties under Sections 2.3 and 2.6 of this Agreement, PROVIDED, HOWEVER, that the assignee or assignees of such beneficial interests shall not have any rights hereunder other than the right to receive from the Phymatrix Parties payments made by the Rendina Parties to the Phymatrix Parties hereunder, as and when received, and the Rendina Parties shall only be required to deal with the Phymatrix Parties with respect to the matters set forth herein. Nothing contained herein shall be construed as granting any Phymatrix Party the right to delegate any duty or obligation under this Agreement, which duties and obligations shall remain in full force and effect notwithstanding any assignment of beneficial interests pursuant to this Section 9.3.

SECTION 9.4 GOVERNING LAW. The laws of the State of Florida, excluding its choice of law principles, shall govern the relationship among the parties and disputes, differences, controversies, or claims directly or indirectly arising out of, relating to, or having a connection with this Agreement, including those relating to the validity, interpretation, construction, performance, breach, enforceability or termination of this Agreement and duties based on tort, contract or statutory concepts.

SECTION 9.5 RELATIONSHIP OF THE PARTIES. Except to the extent specifically provided herein, each party is acting independently and this Agreement shall not create any joint venture, partnership, relationship, obligation, fiduciary duty or other duty between the Phymatrix Parties on the one hand and the Rendina Parties on the other, including an obligation to inform any party of any business opportunity.

SECTION 9.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.7 NO PUNITIVE DAMAGES. Notwithstanding anything to the contrary contained in this Agreement, the Rendina Parties on the one hand, and the Phymatrix Parties on the other, each acknowledge and agree that to the extent permitted by law there shall be no punitive damages awarded by any court, tribunal or administrative or other proceeding arising out of any dispute between or among any of the parties (including, without limitation, any dispute alleged between or among any parties based on alleged fraudulent, willful or dishonest conduct by any party), it being the express intent of all parties to this Agreement to completely and irrevocably waive any right to obtain punitive damages in connection with any such proceeding. Each party acknowledges that prior to agreeing to the foregoing provision it has consulted with its counsel as to the consequences of such provision.

SECTION 9.8 DRAFTING. Each party acknowledges that its legal counsel participated in the preparation of this Agreement. The parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other.

SECTION 9.9 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses except as otherwise provided herein.

SECTION 9.10 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 9.11 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

SECTION 9.12 SEVERABILITY; VALIDITY; PARTIES IN INTEREST. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity of unenforceability of the other Agreement shall be deemed to be unenforceable by reason of its extent, duration, scope or otherwise, then the parties contemplate that the court making such determination shall reduce such extent, duration, scope or other provision and shall enforce it in its reduced form for all purposes contemplated by this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 9.12 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                   [This space is intentionally left blank]

     IN WITNESS WHEREFORE, each party hereto has executed or caused this Agreement to be executed on its behalf by its duly authorized representative, all as of the date first above written.

                                       PHYMATRIX CORP.

                                       /s/ ABRAHAM D. GOSMAN
                                       -----------------------------------
                                       By:    Abraham D. Gosman
                                       Title: Chairman and CEO


                                       DASCO DEVELOPMENT CORPORATION

                                       /s/ ABRAHAM D. GOSMAN
                                       -----------------------------------
                                       By:    Abraham D. Gosman
                                       Title: Chairman and CEO


                                       DASCO DEVELOPMENT WEST, INC.

                                       /s/ ABRAHAM D. GOSMAN
                                       -----------------------------------
                                       By:    Abraham D. Gosman
                                       Title: Chairman and CEO


                                       ABRAHAM D. GOSMAN

                                       /s/ ABRAHAM D. GOSMAN
                                       -----------------------------------
                                       Abraham D. Gosman


                                       THE RENDINA COMPANIES, INC.

                                       /s/ BRUCE A. RENDINA
                                       -----------------------------------
                                       By:    Bruce A. Rendina
                                       Title: Chief Executive Officer

                                       THE RENDINA COMPANIES WEST, INC.

                                       /s/ BRUCE A. RENDINA
                                       -----------------------------------
                                       By:
                                           -------------------------------
                                       Title:
                                             -----------------------------


                                       BRUCE A. RENDINA

                                       /s/ BRUCE A. RENDINA
                                       -----------------------------------
                                       Bruce A. Rendina